Exhibit 10.2
LOCK-UP AGREEMENT
THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2022, by and between SoFi Technologies, Inc., a Delaware corporation (“Parent”), and, on a several but not joint basis, each of the Persons set forth on Schedule 1 hereto. The Persons set forth on Schedule 1 hereto and any Person who hereafter becomes a party to this Agreement pursuant to Section 3(b) are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”
WHEREAS, capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such terms in the Agreement and Plan of Merger and Reorganization, dated as of February 19, 2022, by and among Parent, Technysis S.A., a Luxembourg société anonyme (the “Company”), Atom New Delaware, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Atom New Delaware”), Atom Merger Sub Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as the Representative (the “Representative”) (as amended and as it may be amended or supplemented from time to time, the “Merger Agreement”).
WHEREAS, in connection with transactions contemplated by the Merger Agreement, and in view of the valuable consideration to be received by the parties thereunder, Parent and each of the Holders desire to enter into this Agreement, pursuant to which (i) the Holders’ Lock-Up Shares shall become subject to limitations on Transfer as set forth herein; and (ii) Parent and the Holders shall agree to the registration rights set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, Parent hereby agrees with each of the Holders as follows:
1.Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:
(a)“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(b)“Lock-Up Period” shall mean with respect to each Holder’s Lock-Up Shares, the period beginning on the Closing Date and ending on (i) the date that is the three (3)-month anniversary of the Closing Date with respect to fifty percent (50%) of such Holder’s or its Permitted Transferees’ Lock-Up Shares, and (ii) the date that is the six (6)-month anniversary of the Closing Date with respect to the remaining fifty percent (50%) of such Holder’s or its Permitted Transferees’ Lock-Up Shares. For the avoidance of doubt, with respect to the Adjustment Escrow Shares and Indemnity Escrow Shares allocable to any Holder or any of such Holder’s Permitted Transferees in the Merger, the expiration of the Lock-Up Period shall be the date that is the six (6)-month anniversary of the Closing Date, it being understood that notwithstanding the expiration of the Lock-Up Period or any other release from the lock-up provisions set forth in this Agreement, such Adjustment Escrow Shares and Indemnity Escrow Shares shall remain subject to the terms of the Merger Agreement and Escrow Agreement applicable to such shares.
(c)“Lock-Up Shares” shall mean with respect to each Holder, 54% of the shares of Parent Common Stock issued to such Holder or any of such Holder’s Permitted Transferees in the Merger (including for these purposes the Adjustment Escrow Shares and

Indemnity Escrow Shares allocable to such Holder or any of such Holder’s Permitted Transferees in the Merger).
(d)“Permitted Transferee” shall mean any Person to whom a Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 3(b).
(e)“Transfer” shall mean, with respect to any Lock-Up Share, any (i) direct or indirect sale, offer to sell, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), grant of an option to purchase, encumbrance or other disposition of such Lock-Up Share, to any Person, including those by way of any spin-off (such as through a dividend), sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of Control (directly or indirectly) of, any Person holding such Lock-Up Share, or otherwise; (ii) hedging or derivative transactions or other swap or arrangement which transfers to another Person, in whole or in part, any of the economic consequences of ownership of any Lock-Up Share; or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). For clarity, entry by a Holder into a Rule 10b5-1 trading plan that is not publicly announced shall not be deemed a “Transfer” so long as sales of any Lock-Up Shares covered by such trading plan will not commence until after expiration of the Lock-Up Period applicable to such shares.
2.Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; and (h) the word “or” shall not be exclusive.
3.Lock-Up Provisions.
(a)Subject to Section 3(b), each Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the applicable Lock-Up Period with respect to such Lock-Up Shares.
(b)Notwithstanding the provisions set forth in Section 3(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period (i) as a distribution to the direct or indirect general partners, limited partners, shareholders, members or stockholders of such Holder; (ii) to any Affiliate of such Holder, or to an investment manager or investment advisor of such Holder or an Affiliate of any such investment manager or investment advisor; (iii) in the case of such a Holder or Permitted Transferee who is an individual, (A) by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, (B) by virtue of the Laws of descent and distribution upon the death of such individual, or (C) pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (iv) to a nominee or custodian of a Person to whom a distribution or transfer would be permissible under (i), (ii) or (iii) above; (v) in connection with the liquidation, merger, reorganization, exchange offer or tender offer approved by Parent’s board of directors or other similar business combination transaction that results in all of the holders of Parent Common Stock having the right to exchange their shares of Parent Common Stock for cash, securities or other property subsequent to the Closing Date; or (vi) as required by any legal order; provided, however, that in the case of clauses (i) through (iv) such Permitted Transferees must enter into a written agreement with Parent agreeing to be bound by the restrictions in this Section 3.
(c)If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Parent may refuse to recognize any such purported transferee of the Lock-Up Shares as a holder of Parent Common Stock for any purpose. In order to enforce this Section 3, Parent may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.
(d)For the avoidance of doubt, each Holder shall retain its rights as a stockholder of Parent with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holder is entitled to vote.
(e)If any Holder is granted a waiver of Section 3(a) (such holder, a “Triggering Holder”), then each other Holder shall also be granted a waiver of Section 3(a) on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole share of Parent Common Stock equal to the product of (i) the total percentage of Lock-Up Shares held by the Triggering Stockholder immediately following the Closing that are being released from this Agreement, multiplied by (ii) the total number of Lock-Up Shares held by the applicable other Holder immediately following the Closing.
4.Representations and Warranties of Each Holder. Each Holder hereby, severally and not jointly, represents and warrants to Parent as follows:
(a)Such Holder, if not an individual, is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.
(b)Such Holder has all requisite competence, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Holder and the performance of its obligations hereunder have been duly authorized by all necessary action of such Holder. This Agreement has been duly executed and delivered by such Holder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.
(c)The execution and delivery of this Agreement by such Holder and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Organizational Documents of such Holder (to the extent such concept is applicable), (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of such Holder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, Contract, note, mortgage, indenture, arrangement or other obligation binding upon such Holder, or (c) a conflict with, breach or violation of any Law applicable to such Holder or by which its assets are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of such Holder to perform its obligations under this Agreement.
(d)This Agreement is made with such Holder in reliance upon such Holder’s representation to Parent, which by such Holder’s execution of this Agreement such Holder hereby confirms, that the shares of Parent Common Stock to be issued to such Holder in the Merger will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Except as contemplated by the Merger Agreement, by executing this Agreement, such Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to Transfer to such person or to any third person, with respect to the shares of Parent Common Stock to be issued to such Holder in the Merger.
(e)Such Holder acknowledges and represents that such Holder has been advised by Parent that:
(i)the offer and sale of the shares of Parent Common Stock in the Merger have not been registered under the Securities Act;
(ii)such Holder must continue to bear the economic risk of the investment in such shares of Parent Common Stock unless the offer and sale of such shares of Parent Common Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;
(iii)all certificates or other instruments or book-entry notations representing such shares of Parent Common Stock will bear a legend (or comparable notation), substantially to the following effect:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.
(f)Such Holder’s financial situation is such that such Holder can afford to bear the economic risk of holding the shares of Parent Common Stock to be issued to such Holder in the Merger for an indefinite period of time, has adequate means for providing for such Holder’s needs and contingencies, and can afford to suffer a complete loss of such Holder’s investment in such shares of Parent Common Stock.
(g)Such Holder’s knowledge and experience in financial and business matters are such that such Holder is capable of evaluating the merits and risks of the investment in shares of Parent Common Stock.

(h)Such Holder understands that an investment in shares of Parent Common Stock is a speculative investment which involves a high degree of risk of loss of such Holder’s investment therein, there are restrictions on the transferability of the shares of Parent Common Stock and it may not be possible for such Holder to liquidate such Holder’s investment in case of emergency, if at all.
(i)Such Holder has been given the opportunity to request information regarding the Parent’s business, prospects and financial condition, and the transactions contemplated by the Merger Agreement.
(j)Such Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.
(k)Such Holder has consulted to the extent deemed appropriate by such Holder with such Holder’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in shares of Parent Common Stock and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences and believes that an investment in shares of Parent Common Stock is suitable and appropriate for such Holder.
(l)Such Holder acknowledges that none of the Company, Atom New Delaware, Parent nor any of their agents or affiliates is acting as investment advisor to such Holder in connection with such Holder’s investment in shares of Parent Common Stock, and such Holder has made its investment decision solely as a result of its, and its advisors, own diligence and analysis of such investment.
(m)Such Holder acknowledges that none of the Company, Atom New Delaware, Parent nor any of their respective officers, directors, managers, employees, agents, affiliates or advisors (i) makes any representation or warranty as to any oral or written materials prepared or presented by the Company, Atom New Delaware, Parent or their respective advisors or representatives (other than the representations and warranties of such parties contained herein), nor represents or warrants that such information contains all information that may be desirable or required in order to properly evaluate the transactions contemplated hereby or (ii) will have any liability with respect to any use or reliance upon any of such information.
5.Registration Rights.
(a) Parent agrees that, within ten (10) business days following the Closing Date (such deadline, the “Filing Deadline”), Parent will submit to or file with the SEC a registration statement on Form S-1 or Form S-3 (if Parent is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the shares of Parent Common Stock issued to each Holder in the Merger (the “Registrable Shares”) and Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Parent that it will “review” the Registration Statement) following the Closing and (ii) the 5th business day after the date Parent is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such applicable date, the “Effectiveness Deadline”); provided, however, that Parent’s obligations to include the Registrable Shares of a Holder in the Registration Statement are contingent upon such Holder furnishing in writing to Parent such information regarding such Holder or its permitted assigns, the securities of Parent held by such Holder and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Parent to effect the registration of the Registrable Shares, and such

Holder shall execute such documents in connection with such registration as Parent may reasonably request that are customary of a selling stockholder in similar situations, which information and documents shall be limited to disclosing and validating the information regarding such Holder and its ownership of Parent Common Stock required to be set forth in the selling stockholder table and plan of distribution in the Registration Statement (including any prospectus thereunder); provided that in connection with the foregoing Parent shall not (i) publicly disclose in a Registration Statement (including any prospectus thereunder) or otherwise any information relating to a Holder’s direct or indirect general partners, limited partners, shareholders, members or stockholders without such Holder’s prior written consent or (ii) require any of such persons affiliated with a Holder (other than such Holder and any person such Holder directs Parent to include in the selling stockholder table) to complete or submit any selling stockholder questionnaires. For as long as a Holder holds Registrable Shares, Parent will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable such Holder to resell the Registrable Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Holder). Any failure by Parent to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Parent of its obligations to file or effect the Registration Statement as set forth above in this Section 5(a).
(b)At its expense, Parent shall:
(i)except for such times as Parent is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Parent determines to obtain, continuously effective with respect to the Registrable Shares, and to keep the Registration Statement free of any material misstatements or omissions, until the earliest of the following: (A) the Holders cease to hold any Registrable Shares and (B) the date all Registrable Shares held by the Holders may be sold without restriction under Rule 144, including without limitation any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Parent to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The period of time during which Parent is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period”;
(ii)during the Registration Period, advise the Holders, as expeditiously as possible: (A) when the Registration Statement or any amendment thereto has been filed with the SEC; (B) after it shall receive notice or obtain knowledge thereof of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; (C) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus forming part thereof so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, Parent shall not, when so advising the Holders of such events, provide the Holders with any material, nonpublic information regarding Parent other than to the extent that providing notice to the Holder of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding Parent;
(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;
(iv)during the Registration Period, upon the occurrence of any event contemplated in Section 5(b)(ii)(D) above, except for such times as Parent is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, Parent shall as soon as practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of common stock issued by Parent have been listed;
(vi)during the Registration Period, use its commercially reasonable efforts to allow each Holder to review disclosure regarding such Holder in the Registration Statement; and
(vii)during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by a Holder, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.
(c)Suspension
(i)Upon receipt of written notice from Parent that: (A) the Registration Statement or prospectus forming a part thereof contains a Misstatement; or (B) any request by the SEC for any amendment or supplement to the Registration Statement or prospectus forming a part thereof or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Registration Statement or such prospectus, the Registration Statement or such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder shall forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement until it has received copies of a supplemented or amended prospectus (it being understood that Parent hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) or until it is advised in writing by Parent that the use of the prospectus may be resumed, and, if so directed by Parent, each such Holder will deliver to Parent all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering the Registrable Shares at the time of receipt of such notice. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in the Registration Statement or prospectus forming a part thereof or necessary to make the statements in the Registration Statement or prospectus forming a part thereof (in the case of such prospectus, in the light of the circumstances under which they were made) not misleading.
(ii)Subject to Section 5(c)(iii), if the filing, initial effectiveness or continued use of the Registration Statement at any time would (A) require Parent to make an Adverse Disclosure or (B) in the reasonable judgment of a majority of the members of the board of directors of Parent, be seriously detrimental to Parent and as a result it is essential to defer such filing, initial effectiveness or continued use at such time, Parent may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement for the shortest period of time determined by Parent to be reasonably necessary for such purpose; provided, that in the event of an Adverse Disclosure in respect of clause (z)(II) of the definition thereof, any such delay or suspension shall not in any event exceed 15 days. In the event the Company exercises its rights under this Section 5(c)(ii), each Holder agrees to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus forming a part of the Registration Statement until such Holder receives written notice from Parent that such sales or offers of Registrable Shares may be resumed, and in each case maintain the confidentiality of such notice and its contents. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of Parent, after consultation with outside legal counsel to Parent, (x) would be required to be made in the Registration Statement or prospectus forming a part thereof in order for the Registration Statement or such prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, (y) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (z) either (I) could reasonably be expected to have a material adverse effect on Parent’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (II) relates to information the accuracy of which has yet to be determined by Parent or which is the subject of an ongoing investigation or inquiry; provided that Parent takes all action as necessary to as expeditiously as possible make such determination and conclude such investigation or inquiry.
(iii)The right to delay or suspend any filing, initial effectiveness or continued use of the Registration Statement pursuant to Section 5(c)(ii) shall be exercised by Parent, in the aggregate, on not more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. During the period any filing, initial effectiveness or continued use of the Registration Statement is so delayed or suspended, (x) Parent shall not register any equity securities for its own account or that of any other shareholder (other than pursuant to a registration relating to the sale of securities to employees of Parent or a subsidiary pursuant to a stock option, stock purchase, or similar plan, or an offering of convertible debt) and (y) Parent shall likewise suspend the usage of all other then-effective resale registration statements and prospectuses (if any) for equity securities for a period no shorter than the period that the Registration Statement is subject to delay or suspension.
(d)Subject to receipt from a Holder by Parent and its transfer agent of customary representations and other documentation reasonably requested by Parent and its transfer agent in connection therewith, including, if required by Parent’s transfer agent, an pinion of Parent’s counsel, in a form reasonably acceptable to its transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the

Securities Act (a “Legend Removal Opinion”), a Holder may request that Parent remove any legend from the book entry position evidencing its Registrable Shares following the earliest of such time as such Registrable Shares (i) are covered by and may be sold or transferred pursuant to the Registration Statement, (ii) have been or are about to be sold pursuant to Rule 144 or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Parent to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Registrable Shares. Without limiting the foregoing, upon declaration of effectiveness of the Registration Statement by the SEC and receipt from the Holders of such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, Parent will use its reasonable best efforts to promptly deliver instructions to its transfer agent (including, if required by Parent’s transfer agent, a Legend Removal Opinion) for a “blanket” removal of all restrictive legends from the book entry positions evidencing the Registrable Shares of all of the Holders.
(e)Indemnification
(i) Parent agrees to indemnify, to the maximum extent permitted by law, each Holder (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers and each person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Parent by or on behalf of a Holder expressly for use therein.
(ii)Each Holder shall furnish (or cause to be furnished) to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with the Registration Statement or prospectus (which for clarity shall be limited to disclosing and validating the information regarding such Holder and its ownership of Parent Common Stock required to be disclosed in the selling stockholder table and plan of distribution contained therein) and, to the maximum extent permitted by law, shall indemnify Parent, its directors, officers, partners, managers, members, stockholders, advisers and each person or entity who controls Parent (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in the Registration Statement, any prospectus included in the Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Holder expressly for use therein; provided, however, that the liability of such Holder under this paragraph (ii), when combined with its liability under paragraph (v) below, shall be several and not joint with any other holder that is a seller under the Registration Statement and shall be limited to the net proceeds received by such Holder from the sale of Registrable Shares giving rise to such indemnification obligation.
(iii)Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.
(v)If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of each Holder under this paragraph (v), when combined with its liability under paragraph (ii) above, shall be limited to the net proceeds received by such Holder from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), the indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.
6.Miscellaneous.
(a)Injunctive Relief. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 6(e), without proof of actual damages (and each Holder hereby waives any requirement for the securing or posting of any bond in connection with any such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. Each Holder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
(b)Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time, except pursuant to a writing in accordance with Section 3(b).
(c)Amendments and Waivers. This Agreement may be only amended upon the written consent of (i) Parent and (ii) the Holders of a majority of the total Lock-Up Shares; provided, however, that notwithstanding the foregoing, any amendment hereto that adversely affects a Holder, solely in its capacity as a holder of Lock-Up Shares or Registrable Shares, in a manner different from the other Holders shall require the consent of the Holder so affected. No waiver of any term of this Agreement shall be effective unless signed in writing by the party granting the waiver. No course of dealing between any Holder and Parent or any failure or delay on the part of a Holder or Parent in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Parent. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
(d)All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or delivered by electronic mail (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(i)if to a Holder, to the address set forth opposite such
Holder’s name on Schedule 1 attached hereto.
with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1250 Broadway
New York, New York 10001
Attention:    Adan C. Muller, Esq.
        Andrew Luh, Esq.

Email:     amuller@gunder.com
        aluh@gunder.com
(ii)if to Parent, to:

SoFi Technologies, Inc.
234 1st Street
San Francisco, CA 94105
Attention: Christopher Lapointe, Chief Financial Officer
Email: clapointe@sofi.org and corpdev@sofi.org

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:     Raaj Narayan, Esq.
Email:     RSNarayan@wlrk.com

(e)Governing Law; Jurisdiction; Forum; Waiver of Jury Trial. This Agreement shall be governed in all respects (including as to validity, interpretation and effect) by the internal laws of the State of Delaware, without giving effect to any conflict of laws rules or principles that would require or permit the application of another jurisdiction’s laws. The parties irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent that they may effectively do so under applicable Law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, in the manner provided for notices in Section 6(d). EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(f)Interpretation. The headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(g)Entire Agreement; No Other Representations. This Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.
(h)No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
(i)Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(j)Expenses. Except as expressly set forth herein, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
(k)Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.
(l)Several Liability. Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s representations, warranties, covenants, or agreements contained in this Agreement.
(m)Termination. This Agreement shall terminate and be of no further force or effect upon the valid termination of the Merger Agreement in accordance with its terms.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
SoFi Technologies, Inc.
By:    /s/ William Tanona
Name: William Tanona
Title: SVP of Corporate Development
& Investor Relations

[Signature Page to Lock-Up Agreement]

        K2 GLOBAL VENTURES PTE. LTD

By:  /s/ Miguel Santos
Name:    Miguel Santos
Title: POA

[Signature Page to Lock-Up Agreement]

FIRST BRIDGE INVESTMENTS PTE. LTD

By:  /s/ Adrian Iglesias
Name:    Adrian Iglesias
Title: POA

[Signature Page to Lock-Up Agreement]

BLUE GOLD INTERNATIONAL PTE. LTD

By:  /s/ German Pugliese Bassi
Name:    German Pugliese Bassi
Title: Member

[Signature Page to Lock-Up Agreement]

FOUR KOALAS, LLP

By:  /s/ Claudia Fernandez
Name:    Claudia Fernandez
Title:     Partner

[Signature Page to Lock-Up Agreement]

AUSTEN INT. CO. CORP.

By:  /s/ Sebastian Bago
Name:    Sebastian Bago
Title: President

[Signature Page to Lock-Up Agreement]

ALTA VENTURES MEXICO FUND I, L.P.
By: Alta Ventures Mexico Management (GP), L.P., its general partner
By: Alta Group Americas Management (GP), Inc., its general partner

By:  /s/ Paul Ahlstrom
Name:    Paul Ahlstrom
Title: President

[Signature Page to Lock-Up Agreement]

KASZEK VENTURES II, L.P.
By: Kaszek Partners II, L.P., its general partner
By: Kaszek Partners II, Ltd., its general partner

By:  /s/ Hernan Kazah
Name:    Hernan Kazah
Title: Director

[Signature Page to Lock-Up Agreement]

KASZEK VENTURES II-A, L.P.
By: Kaszek Partners II, L.P., its general partner
By: Kaszek Partners II, Ltd., its general partner

By:  /s/ Hernan Kazah
Name:    Hernan Kazah
Title: Director

[Signature Page to Lock-Up Agreement]

KASZEK VENTURES II-B, L.P.
By: Kaszek Partners II, L.P., its general partner
By: Kaszek Partners II, Ltd., its general partner

By:  /s/ Hernan Kazah
Name:    Hernan Kazah
Title: Director

[Signature Page to Lock-Up Agreement]

ORIA TECH SECUNDÁRIO 1 - FUNDO DE INVESTIMENTO EM PARTICIPACOES MULTIESTRATEGIA

By:  /s/ Piero Rosatelli
Name:    Piero Rosatelli
Title: General Partner / Executive Director

[Signature Page to Lock-Up Agreement]

ENDEAVOR CATALYST INC.

By:  /s/ Allen Taylor
Name:    Allen Taylor
Title: Managing Director

[Signature Page to Lock-Up Agreement]

ENDEAVOR CATALYST I, L.P.

By:  /s/ Allen Taylor
Name:    Allen Taylor
Title:     Managing Director

[Signature Page to Lock-Up Agreement]

RIVERWOOD CAPITAL PARTNERS III L.P.
By: Riverwood Capital III L.P., its general partner
By: Riverwood Capital GP III Ltd., its general partner
By:  /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Managing Partner

[Signature Page to Lock-Up Agreement]

RIVERWOOD CAPITAL PARTNERS III (PARALLEL B) L.P.
By: Riverwood Capital III L.P., its general partner
By: Riverwood Capital GP III Ltd., its general partner

By:  /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Managing Partner

[Signature Page to Lock-Up Agreement]

RIVERWOOD CAPITAL LATAM L.P.
By: Riverwood Capital Latam L.P., its general partner
By: Riverwood Capital Latam GP Ltd., its general partner

By:  /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Managing Partner

[Signature Page to Lock-Up Agreement]

RIVERWOOD CAPITAL PARTNERS III (PARALLEL A) L.P.
By: Riverwood Capital III L.P., its general partner
By: Riverwood Capital GP III Ltd., its general partner

By:  /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Managing Partner
[Signature Page to Lock-Up Agreement]